Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-237538, 333-226369 and 333-253625) and on Form S-3 (No. 333-260464) of Bloom Energy Corporation of our report dated March 31, 2020 relating to the financial statements, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP

San Jose, California
February 25, 2022